UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

AMENDMENT NO. 1

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

THERIVA BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Explanatory Note

We are filing this revised definitive proxy statement to correct an inadvertent error in the section entitled “Information About Voting” on page 3 of the original definitive proxy statement we filed with the Securities and Exchange Commission on August 14, 2023, which incorrectly referred to the web address www.voteproxy.com/tovx to submit a proxy by Internet when the correct web address is www.proxypush.com/tovx. We will print and distribute to our stockholders this revised definitive proxy statement in lieu of the original definitive proxy statement.

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(301) 417-4364

October 2, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Theriva Biologics, Inc.:

We hereby notify you that the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting of Stockholders”) of Theriva Biologics, Inc., a Nevada corporation (the “Company”), will be held on October 2, 2023 at 9:30 a.m. (Eastern Time), at the offices of the Company, located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, for the following purposes:

(1)	to elect the four (4) nominees for director named in the accompanying proxy statement to our Board of Directors until such director’s successor is duly elected and qualified;
(2)	to ratify the appointment of BDO USA, P.A. as our independent registered public accounting firm for our fiscal year ending on December 31, 2023; and
(3)	to transact such other business as may properly come before the 2023 Annual Meeting of Stockholders or any adjournments or postponements of the 2023 Annual Meeting of Stockholders.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. Our Board of Directors has fixed the close of business on August 11, 2023 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2023 Annual Meeting of Stockholders. The list of the stockholders of record as of the close of business on August 11, 2023 will be made available for inspection at the meeting and during the ten days preceding the meeting at the Company’s offices located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 Annual Meeting OF STOCKHOLDERS TO BE HELD ON October 2, 2023:

THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE ELECTRONICALLY AT WWW.THERIVABIO.COM.

Along with the attached Proxy Statement, we are sending to you our Annual Report on Form 10-K for the year ended December 31, 2022. Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please submit a proxy to have your shares voted as promptly as possible by using the internet or kindly sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By Order of the Board of Directors,

/s/ Steven A. Shallcross
Chief Executive Officer, Chief Financial Officer and Director Rockville, Maryland
August 14, 2023

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

PROXY STATEMENT

For the 2023 Annual Meeting of Stockholders to be held on October 2, 2023

GENERAL INFORMATION

This Proxy Statement is being furnished to holders of shares of common stock, $0.001 par value per share (the “Common Stock”) of Theriva Biologics, Inc., a Nevada corporation (“we,” us,” “Theriva” or the “Company”), in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board of Directors”) for use at our 2023 Annual Meeting of Stockholders to be held on October 2, 2023 at 9:30 a.m. (Eastern Time), at the offices of the Company, 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, and at any adjournment or postponement of our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting of Stockholders”). The purpose of the 2023 Annual Meeting of Stockholders and the matters to be acted on are stated in the accompanying Notice of 2023 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting of Stockholders.

The Notice of our 2023 Annual Meeting of Stockholders, this Proxy Statement, and a proxy card, together with our Annual Report on Form 10-K for the year ended December 31, 2022, are being mailed to our stockholders on or about August 22, 2023. Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material. We will bear the cost of our solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

The Board of Directors is soliciting votes (i) FOR each of the four (4) nominees named herein for election to the Board of Directors; and (ii) FOR the ratification of the appointment of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023.

2023 Annual Meeting ADMISSION

All stockholders who own shares of Common Stock as of the record date are welcome to attend the 2023 Annual Meeting of Stockholders. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2023 Annual Meeting of Stockholders, you will be required to present proof of your ownership of our Common Stock on the record date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2023 Annual Meeting of Stockholders.

No cameras, recording equipment or electronic devices will be permitted in the 2023 Annual Meeting of Stockholders.

INFORMATION ABOUT VOTING

Q: Why am I receiving these materials?

A: Our Board of Directors is providing these proxy materials to you in connection with our 2023 Annual Meeting of Stockholders, which is scheduled to take place on October 2, 2023.

Q: What information is contained in these materials?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the 2023 Annual Meeting of Stockholders, the voting process, the compensation of our directors and executive officers, and other required information.

Q: What items of business will be voted on at the 2023 Annual Meeting of Stockholders?

A: The two (2) items of business scheduled to be voted on at the 2023 Annual Meeting of Stockholders are: (i) the election of our directors named herein; and (ii) the ratification of the appointment of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023.

Q: How does the Board of Directors recommend that I vote?

A: The Board of Directors recommends that you vote your shares: (i) FOR each of the four (4) nominees named herein for election to the Board of Directors; and (ii) FOR the ratification of the appointment of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023.

Q: Shareholders Entitled to Vote?

A: Only stockholders who own our Common Stock, as of the close of business on August 11, 2023, the record date for the 2023 Annual Meeting (the “Record Date”), will be entitled to vote at the 2023 Annual Meeting of Stockholders.

Q: How many shares are outstanding and how many votes is each share entitled?

A: On the record date, (i) 17,042,765 shares of Common Stock were issued and outstanding, (ii) 275,000 shares of Series C Convertible Preferred Stock, convertible into 1,803,279 shares of Common Stock, were issued and outstanding, and (iii) 100,000 shares of Series D Convertible Preferred Stock, convertible into 655,738 shares of Common Stock, were issued and outstanding.

Only holders of record of our Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the 2023 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

Each share of our Common Stock that is issued and outstanding as of the close of business on August 11, 2023, the Record Date, is entitled to be voted on all items being voted on at the 2023 Annual Meeting of Stockholders, with each share being entitled to one vote on each matter.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially. If your shares are registered directly in your name with our transfer agent, Equiniti Group plc (formerly Corporate Stock Transfer, Inc.), you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Steven Shallcross, our Chief Executive Officer, Chief Financial Officer and a Director, or to vote in person at the meeting. The Board of Directors has enclosed a proxy card for stockholders of record to use to grant a voting proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote. Since you are not the stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares. Your broker or nominee should have enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of our independent registered public accounting firm. Proposal1is not considered a routine matter. If you hold your shares in street name and you do not instruct your broker how to vote for Proposal 1, no votes will be cast on your behalf for these non-routine matters for which you have not provided voting instructions. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on these non-routine proposals.

Q: May I attend the 2023 Annual Meeting of Stockholders?

A: You are entitled to attend the 2023 Annual Meeting of Stockholders only if you own Common Stock as of the close of business on the Record Date, August 11, 2023, or you hold a valid proxy for the 2023 Annual Meeting of Stockholders. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2023 Annual Meeting of Stockholders. The 2023 Annual Meeting of Stockholders will begin promptly at 9:30 a.m. (Eastern Time). Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the 2023 Annual Meeting of Stockholders?

A: You may vote by ballot in person at the 2023 Annual Meeting of Stockholders any shares that you hold as the stockholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.

Q: How can I vote my shares without attending the 2023 Annual Meeting of Stockholders?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may, without attending the meeting, direct how your shares are to be voted.

Stockholder of Record — Shares Registered in Your Name: If you are a stockholder of record, in addition to voting in person at the 2023 Annual Meeting of Stockholders, you may vote by submitting a proxy through the internet, or vote by proxy using a proxy card. Whether or not you plan to attend the 2023 Annual Meeting of Stockholders, we urge you to submit a proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

• Submit a proxy by Internet, by going to the web address www.proxypush.com/tovx and following the instructions for internet voting shown on your proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time, on October 1, 2023 to be counted.

• Submit a proxy by mail, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the 2023 Annual Meeting of Stockholders, we will vote your shares as you direct.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received an instruction card containing voting instructions from that organization rather than from us. You will be provided with instructions to vote by internet or to vote by mailing in your instruction card. Simply follow the voting instructions in the voting instruction card to ensure that your vote is counted.

We provide internet proxy voting to allow record holders to vote your shares online, with procedures designed to ensure authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q: Can I change my vote?

A: You may change your vote at any time prior to the final vote at the 2023 Annual Meeting of Stockholders. For shares held directly in your name, you may accomplish this by: (1) sending a written notice of revocation to our Corporate Secretary at Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850; (2) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) granting a subsequent proxy through the internet; subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (4) by attending the 2023 Annual Meeting of Stockholders and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Even if you plan to attend the 2023 Annual Meeting of Stockholders, we recommend that you also submit your proxy or voting instructions or vote through the internet so that your vote will be counted if you later decide not to attend the 2023 Annual Meeting of Stockholders.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

Q: Can I revoke my proxy?

A: You may revoke your proxy before it is voted at the 2023 Annual Meeting of Stockholders. To revoke your proxy if you are a holder of record, notify our Corporate Secretary in writing at Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, or deliver to our Corporate Secretary a duly executed proxy bearing a later date subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable. You may also revoke your proxy by appearing at the 2023 Annual Meeting of Stockholders in person and voting your shares. If you vote by internet as a holder of record, you may also revoke your proxy by granting a subsequent proxy by internet subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable. Attendance at the 2023 Annual Meeting of Stockholders will not, by itself, revoke a proxy. If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

Q: Who can help answer my questions?

A: If you have any questions about the 2023 Annual Meeting of Stockholders or how to vote or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact our Corporate Secretary at Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850 or by phone at (301) 417-4364.

Q: How are votes counted?

A: In the election of directors, holders of Common Stock on the Record Date may vote FOR all of the four (4) nominees named herein or you may direct your vote to be WITHHELD with respect to any one or more of the four (4) nominees named herein.

With respect to Proposal 2 holders of Common Stock may vote FOR, AGAINST, or ABSTAIN.

If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (i) FOR each of the four (4) nominees named herein for election to the Board of Directors; and (ii) FOR the ratification of the appointment of BDO USA, P.A. as our independent registered public accounting firm for the year ending December 31, 2023.

If you are a beneficial owner, please follow the instruction provided to you by your broker, bank or other nominee.

Q: What is a quorum and why is it necessary?

A: Conducting business at the 2023 Annual Meeting of Stockholders requires a quorum. The presence, either in person or by proxy, of the holders of shares of stock having one third of the voting power of the shares of stock entitled to vote on August 11, 2023 are necessary to constitute a quorum to conduct business at the 2023 Annual Meeting of Stockholders. Your shares will be counted towards the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2023 Annual Meeting of Stockholders. Abstentions and broker non-votes (which result when your shares are held in “street name,” your broker does not have discretion to vote such shares and you do not tell the nominee how to vote your shares, as described in detail below) are treated as present for purposes of determining whether a quorum exists. Broker non-votes are relevant in determining whether a quorum is present at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Q: What are Broker Non-Votes?

A: Under the rules of the New York Stock Exchange, member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under New York Stock Exchange rules, when a proposal is not a “routine” matter and a member broker, bank or nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm, bank or nominee may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker, bank or nominee returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. If you hold your shares in street name and you do not instruct your broker how to vote on these matters not considered routine, no votes will be cast on your behalf with respect to these non-routine matters. “Broker non-votes” are not entitled to vote at the 2023 Annual Meeting of Stockholders with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the 2023 Annual Meeting of Stockholders.

Proposal 1 is considered a “non-routine” matter. As a result, brokers, banks or nominees that do not receive instructions with respect to Proposal 1 from their customers will not be entitled to vote on such proposal for which instructions were not received.

Proposal 2 is considered a “routine” matters. As a result, brokers that do not receive instructions with respect to Proposal 2 from their customers should be entitled to vote on such proposal in their discretion.

Q: What is the voting requirement to approve each of the proposals?

A: For Proposal 1, which relates to the election of directors, the four (4) nominees receiving the highest number of “FOR” votes (from the holders of votes of shares of Common Stock present in person or represented by proxy at the 2023 Annual Meeting of Stockholders and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, withheld votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

• To be approved, Proposal 2, which relates to the ratification of the appointment of BDO USA, P.A., as our independent registered public accounting firm for the year ending December 31, 2023, must receive FOR votes from the holders of a majority of the votes of shares of Common Stock present in person or represented by proxy and entitled to vote on this matter at the 2023 Annual Meeting of Stockholders. Abstentions will have the same effect as an AGAINST vote. Because this is a routine matter for which brokers have discretion, broker non-votes are not expected to exist for this matter. This vote is advisory, and therefore is not binding on us, the Audit Committee or our Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.

We recommend that you vote FOR each of the nominees for director and FOR proposal 2.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only matter expected to be a routine matter to be submitted to our stockholders at the 2023 Annual Meeting of Stockholders is Proposal 2. Proposal 1 is not a routine matter. Accordingly, if you do not direct your broker how to vote for a director in Proposals 1 your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposal 1, broker non-votes will be counted toward a quorum but are not “entitled to vote” at the meeting. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1 and, therefore, will have no effect on the outcome of the vote on such proposal as long as each nominee receives at least one FOR vote. Abstentions will be counted in determining the total number of shares present in person or represented by proxy and entitled to vote on each of the proposals and will therefore have the effect of a vote AGAINST on each proposal, except for Proposal 1, where the abstention will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q: Where can I find the voting results of the 2023 Annual Meeting of Stockholders?

A: We intend to announce preliminary voting results at the 2023 Annual Meeting of Stockholders and publish final results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q: What happens if additional matters are presented at the 2023 Annual Meeting of Stockholders?

A: Other than the two (2) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2023 Annual Meeting of Stockholders. If you grant a proxy, the person named as proxy holder, Mr. Steven Shallcross, our Chief Executive Officer, Chief Financial Officer and Director, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q: Who will count the votes?

A: One or more inspectors of election will tabulate the votes.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within our business or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q: Who will bear the cost of soliciting votes for the 2023 Annual Meeting of Stockholders?

A: The Board of Directors is making this solicitation on our behalf, and we will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation.

Q: When are stockholder proposals and director nominations due for next year’s (2024) Annual Meeting of Stockholders?

A: To be considered for inclusion in next year’s proxy materials (the 2024 Annual Meeting of Stockholders), your proposal must be submitted in writing by April 16, 2024, to the attention of our Corporate Secretary at Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director at the 2024 Annual Meeting of Stockholders, or to bring any other proposal before the 2024 Annual Meeting of Stockholders, that is not to be included in next year’s proxy materials pursuant to Rule 14a-8, you must currently do so in accordance with our Second Amended and Restated Bylaws, which has been approved by the Board of Directors and will become effective on October 3, 2023. A copy of the Second Amended and Restated Bylaws (the “Second A&R Bylaws”) is available on our website at www.therivabio.com in the Investors section. Our Second A&R Bylaws requires notice of not less than 120 days prior to the anniversary of the preceding year’s annual meeting to be timely, which in this case means June 4, 2024, and contains additional requirements about advance notice required of stockholder proposals and director nominations. The stockholder’s notice must set forth the information required by our Second A&R Bylaws with respect to each stockholder making the proposal and each proposal and director nomination that such stockholder intends to present at the 2024 Annual Meeting.. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 3, 2024. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors, based on the recommendation of the Nominations Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

THE NOMINEES

Name	Age	Position	Director Since
Jeffrey J. Kraws(1)(2)(3)	58	Chairman	2006
John Monahan(1)(2)(3)	75	Director	2020
Steven A. Shallcross	62	Chief Executive Officer, Chief Financial Officer and Director	2018
Jeffrey Wolf, J.D.(1)(2)(3)	59	Director	2006

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominations Committee

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR
SHARES FOR THE ELECTION OF EACH OF THESE NOMINEES.

It is the intention of the persons named in the accompanying proxy card to vote all shares of Common Stock for which he has been granted a proxy for the election of each of the nominees, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. All of the nominees have consented to being named in this Proxy Statement and to serve as a director if elected. At the time of the 2023 Annual Meeting of Stockholders, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the Board of Directors designates. The Board of Directors believes that it is in the best interests of the Company to elect the above-described nominees.

DIRECTOR INDEPENDENCE

No director or executive officer of the Company is related by blood, marriage or adoption to any other director or executive officer. A majority of the members of our Board of Directors are independent in compliance with the applicable listing standards of the NYSE American, LLC (“NYSE American”). The Board of Directors has affirmatively determined that the independent directors and nominees are Jeffrey J. Kraws, John Monahan and Jeffrey Wolf.

INFORMATION ABOUT THE NOMINEES

Below is certain information regarding our directors and executive officers.

Jeffrey J. Kraws. Mr. Kraws has been a member of the Company’s Board of Directors since January of 2006, and was appointed independent, non-executive Chairman of the Board in May 2012. Since 2003, Mr. Kraws has served as Chief Executive Officer and co-founder of Crystal Research Associates and CRA Advisors, and since February 2012, he has served as partner and co-founder of TopHat Capital, LLC. Since November 9, 2021, Mr. Kraws has served as the Chief Executive Officer of GridIron Bionutrients, Inc. From August 2016 through January 2021, Mr. Kraws served as the Co-President of Ra Medical Systems Inc., a medical device company. Mr. Kraws is a partner at Grannus Securities Pty Ltd. (an Australian based private equity fund) since November 2015. Mr. Kraws is a partner of PDK Healthcare Innovations LLC. He also consults and assists in management of private companies through his private practice. Mr. Kraws has received some of the most prestigious awards in the industry. Among other awards, he was given a “5-Star Rating” in 2001 by Zacks and was ranked the number one analyst among all pharmaceutical analysts for stock performance in 2001 by Starmine.com. Prior to founding Crystal Research Associates, Mr. Kraws served as co-president of The Investor Relations Group (IRG), a firm representing primarily under-followed, small-capitalization companies. Previously, Mr. Kraws served as a managing director of healthcare research for Ryan Beck & Co. and as director of research/senior pharmaceutical analyst and managing director at Gruntal & Co., LLC (prior to its merger with Ryan Beck & Company). Mr. Kraws served as managing director of the healthcare research group and senior pharmaceutical analyst at First Union Securities (formerly EVEREN Securities); as senior U.S. pharmaceutical analyst for the Swedish-Swiss conglomerate Asea Brown Boveri; and as managing director and president of the Brokerage/Investment Banking operation of ABB Aros Securities, Inc. He also served as senior pharmaceutical analyst at Nationsbanc Montgomery Securities, BT Alex Brown & Sons, and Buckingham Research. Mr. Kraws also has industry experience, having been responsible for competitive analysis within the treasury group at Bristol-Myers-Squibb Company. During 2006 through February of 2007, Mr. Kraws served as our Vice President of Business Development, on a part-time basis. Since December 2013, Mr. Kraws serves on the board of directors of Avivagen Inc. and from 2013 until 2020 served on the board of directors of Saleen Automotive, Inc. He holds an M.B.A. from Cornell University and a B.S. degree from State University of New York — Buffalo. Mr. Kraws brings a strong business background to us, having worked as a pharmaceutical analyst for over 22 years.

Mr. Kraws brings to the Board of Directors significant strategic, business and financial experience related to the business and financial issues facing pharmaceutical companies. Mr. Kraws has a broad understanding of the operational, financial and strategic issues facing pharmaceutical companies. His healthcare experience, executive and leadership experience further qualify him as a member of the Board of Directors.

John Monahan. Dr. Monahan has been a member of the Company's Board of Directors since November 11, 2020. Dr. Monahan has served on the board of directors of NightHawk Biosciences, Inc. (formerly known as Heat Biologics, Inc.), a biopharmaceutical company primarily engaged in the development of immune therapies and vaccines, since November 2009, and from August 2016 until May 2021 also served on the board of directors of the biotech company Anixa Biosciences, Inc. (formerly known as ITUS Corporation), a biotechnology company focused on using the body's immune system to diagnose, treat and prevent cancer. He is also a board member of Cellix Ltd. (Ireland) and has served on a number of other public and private boards over the years. Dr. Monahan co-founded Avigen Inc. in 1992, a company which has become a leader in its sector for the development of novel pharmaceutical products for the treatment of serious human diseases. Over a 12-year period as Chief Executive Officer of Avigen he raised over $235 million in several private and public financings including its initial public offering. From 1989-1992, he was Vice President of Research & Development at Somatix Therapy Corp., Alameda, CA and from 1985-1989 he was Director of Molecular & Cell Biology at Triton Biosciences Inc., Alameda, CA. Prior to that from 1982-1985, he was Research Group Chief, Department of Molecular Genetics, Hoffmann-LaRoche, Inc. Nutley, NJ, and from 1975 to 1977 he was an Instructor at Baylor College of Medicine, Houston TX. Dr. Monahan served as a scientific advisory consultant to the Company from 2015 to November 10, 2020 and from 2010 through 2015 he was the Company's Senior Executive Vice President of Research & Development. Dr. Monahan was also a Scientific Advisory Board member of Agilis Biotherapeutics (recently merged into PTC Therapeutics), from 2014 to 2019. Dr. Monahan received his Ph.D. in Biochemistry from McMaster University, Canada and his B.Sc. from University College Dublin, Ireland.

Dr. Monahan brings to our Board of Directors significant knowledge of and experience in the pharmaceutical and medical industries. He has extensive business, managerial, executive and leadership experience that further qualify him to serve as a member of the Board of Directors and a valuable understanding of biochemistry and our product candidates.

Jeffrey Wolf, J.D. Mr. Wolf, who has been a member of the Company’s Board of Directors since 2006, has substantial experience in creating, financing, nurturing and biomedical ventures based upon breakthrough research and technology. In August 2008, Mr. Wolf founded NightHawk Biosciences, Inc. (“NightHawk”), a publicly traded company engaged in research and development of drugs focused on modulating the immune system. Since April 2010, Mr. Wolf has served as the Chief Executive Officer and Chairman of the Board of NightHawk. Prior to founding NightHawk, from June 1997 to March 2011, Mr. Wolf has served as managing director at Seed-One Ventures, LLC a venture firm focused on launching and growing exceptional healthcare companies from the ground up. Mr. Wolf has also founded and run several biomedical companies. Mr. Wolf’s start-ups include Avigen, a San Francisco-based gene therapy company where he was a co-founder and director; TyRx Pharma, a company focused on the development of bio-compatible polymers where he was a co-founder and Chairman; and Elusys Therapeutics, a company focused on the development of ANTHIM, an FDA approved antitoxin against anthrax, which is currently a subsidiary of NightHawk. Mr. Wolf received his MBA. from Stanford Business School, his J.D. from New York University School of Law and his B.A. from the University of Chicago, where he graduated with honors in Economics.

Mr. Wolf has extensive knowledge of the industry and in particular research and development. His legal and business background provide him with a broad understanding of the legal, operational, financial and strategic issues facing our company. Having served as a board member on other public company boards, Mr. Wolf has an extensive understanding of the operational, financial and strategic issues facing public companies.

Steven A. Shallcross. Mr. Shallcross has been a member of our Board of Directors since December 6, 2018 and currently serves as our Chief Executive Officer, a position he was appointed to on December 6, 2018, and our Chief Financial Officer. Mr. Shallcross was appointed as our Interim Chief Executive Officer on December 5, 2017 and has served as our Chief Financial Officer since joining us in June 2015. Mr. Shallcross brings to our company operational, financial and international biotech industry experience, as well as an established track record at leading the financial development and strategy for several publicly traded biotech companies. From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and on April 25, 2016, the Bankruptcy Court entered an order granting approval of Nuo’s plan of reorganization. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics, a privately-held medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen-based products. He also served for four years as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc., leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition, Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. Since June 2019, Mr. Shallcross has served on the board of directors of Elys Game Technology, Corp., an international, vertically integrated commercial-stage company engaged in various aspects of the leisure gaming industry and from April 2021 until June 2022, he served on the board of directors of TwinVee Powercats, Co., a designer, manufacturer and marketer of recreational and commercial power catamaran boats. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

Mr. Shallcross brings to the Board of Directors significant strategic, business and financial experience related to the business and financial issues facing biotechnology companies. Mr. Shallcross has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles. Through his services as our Chief Executive Officer and Chief Financial Officer, he has developed extensive knowledge of our business.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Common Stock is listed on the NYSE American. Under the NYSE American listing standards, independent directors must comprise a majority of a listed company’s board of directors and all members of the Audit Committee, Compensation Committee and Nominations Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the NYSE American listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Mr. Shallcross, due to his current position as Chief Executive Officer and Chief Financial Officer of our company, is “independent” as that term is defined under the rules of the NYSE American. As a result, Mr. Kraws, Dr. Monahan and Mr. Wolf are deemed to be “independent” as that term is defined under the rules of the NYSE American.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

The Board of Directors has an independent Chairman, Mr. Kraws, who has authority, among other things, to call and preside over meetings of the Board of Directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. We believe that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman of the Board can enhance the effectiveness of the Board of Directors as a whole.

Risk Oversight

One of the Board of Directors’ key functions is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function at the time of its establishment. Our Nominations Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board and Committee Meetings and Attendance

During the year ended December 31, 2022, the Board of Directors held thirteen (13) meetings. During the year ended December 31, 2022, our Audit, Compensation and Nominations Committees met four (4) times, two (2) times, and one (1) time, respectively. Each director attended at least seventy five percent (75%) of the aggregate of all meetings of the Board of Directors and all of the Committee meetings, for the Committees on which he serves.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of the Board of Directors to be present at our annual meetings of stockholders (assuming that we hold in-person annual meetings). Only one director, Steven Shallcross, attended our 2022 Annual Meeting in person and our other three directors attended our 2022 Annual Meeting of Stockholders via telephone.

Review of Transactions with Related Persons

Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approves if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

A discussion of our current related person transactions appears in this Proxy Statement under “Certain Relationships and Related Party Transactions.”

Communication with Directors

Stockholders may direct any communications intended for the Board of Directors to our Corporate Secretary by telephone at (301) 417-4364, by facsimile at (301) 417-4367, or by mail to Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes to direct any communication to a specific member of the Board of Directors, the name of that member of the Board of Directors should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.

Code of Conduct

We have adopted a code of conduct that applies to all officers, directors and employees. The Code of Conduct is intended to promote honest and ethical conduct, full, accurate and timely disclosure, and compliance with all applicable laws and government regulations. The full text of the code of conduct is posted on our website at www.therivabio.com and a copy will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 9605 Medical Center, Suite 270, Rockville, Maryland 20850. If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or the NYSE American rules.

Code of Ethics for Financial Management

We adopted a Code of Ethics for Financial Management that applies to all persons responsible for our financial management. The Code of Ethics for Financial Management is intended to promote professional conduct in our financial management. A copy of our Code of Ethics for Financial Management is available on our website at www.therivabio.com and a copy will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 9605 Medical Center, Suite 270, Rockville, Maryland 20850. Violations of the Code of Ethics for Financial Management may result in disciplinary action. If we make any substantive amendments to the Code of Ethics for Financial Management or grant any waiver from a provision of the Code of Ethics for Financial Management to any director or officer, we will promptly disclose the nature of the amendment or waiver on our website.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions. Consequently, no employee, executive officer or director may enter into a hedge or pledge of the Company’s Common Stock, including short sales, derivatives, put options, swaps and collars.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. As disclosed above, the Board of Directors has established an Audit Committee, a Compensation Committee and Nominations Committee. The Board of Directors may establish other committees to facilitate the management of our company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, NYSE American, and SEC, rules and regulations as further described below. The charters for each of these committees are available on our website at www.therivabio.com. Information contained on or accessible through our website is not a part of this `Proxy Statement and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chairman of each of the Audit Committee, Compensation Committee and Nominations Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Name	Audit	Compensation	Nominations
Steven Shallcross*	—	—	—
Jeffrey Kraws**	Member	Chairman	Member
John Monahan	Member	Member	Chairman
Jeffrey Wolf	Chairman	Member	Member

*Mr. Shallcross is not a member of any of the committees of the Board of Directors.

**Mr. Kraws serves as the Chairman of the Board of Directors.

Below is a description of each committee of the Board of Directors.

Audit Committee

Mr. Wolf (Chairman), Mr. Kraws and Dr. Monahan currently serve as members of the Audit Committee. The Board of Directors has determined that Mr. Kraws, Dr. Monahan and Mr. Wolf are each “independent” in accordance with the NYSE American definition of independence. The Board of Directors has determined that each of Messrs. Kraws, Monahan and Wolf has the related financial management expertise within the meaning of the NYSE American rules, that Messrs. Kraws and Wolf is each an “audit committee financial expert” as defined by SEC regulations and that each member of the Audit Committee is “financially literate” under the applicable rules and regulations of the SEC and NYSE American.

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements, of our compliance with legal and regulatory requirements, of the independence and qualifications of the registered public accounting firm or firms engaged as our independent outside auditors and the performance of our internal audit function and independent auditors. Specific responsibilities of the Audit Committee include:

• overseeing the work and compensation of the independent auditor in connection with the preparation by the independent auditor of the audit report;

• reviewing and approving the internal corporate audit staff functions;

• approving the retention or replacement of the independent auditors;

• reviewing the scope of the independent auditor’s audit examination and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

• overseeing the rotation of partners of the independent auditors on our audit engagement team as required by law;

• reviewing and approving transactions between us and any related persons;

• conferring with management and the independent auditors regarding the adequacy of internal controls over financial reporting; establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

• reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.therivabio.com. The charter describes in more detail the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

Mr. Kraws (Chairman), Dr. Monahan and Mr. Wolf currently serve as members of the Compensation Committee, each of whom the Board of Directors has determined is independent in accordance Rule 10C-1 under the Exchange Act and the NYSE American definition of independence and that each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to compensation of our Chief Executive Officer and other senior executive officers, including evaluating and approving officer’s benefits, bonus, incentive compensation, severance, equity base-compensation and other compensation. Specific responsibilities of the Compensation Committee include:

• establishing on an annual basis the performance goals and objectives for purposes of determining the compensation of our Chief Executive Officer and other senior executive officers, and evaluating performance in light of such goals and objectives and based upon these evaluations setting the compensation level for those officers;

• recommending to the Board of Directors the compensation of the directors;

• overseeing the administration of equity incentive plans, including making recommendations to the Board of Directors regarding granting of options and other awards;

• overseeing the administration of other equity incentive plans and making recommendations to the Board of Directors regarding participation in those plans;

• reviewing and making recommendations to the Board of Directors Chief Executive Officer and other senior executive officers regarding employment agreement, severance agreements and, change in control agreements.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.therivabio.com. The charter describes in more detail the nature and scope of responsibilities of the Compensation Committee.

Nominations Committee

Dr. Monahan (Chairman), Mr. Kraws, and Mr. Wolf currently serve as members of the Nominations Committee, each of whom the Board of Directors has determined is independent in accordance with the NYSE American definition of independence. Specific responsibilities of the Nominations Committee include:

• considering and recommending to the Board of Directors, candidates for appointment or election as directors, and making recommendations regarding re-election of incumbent directors;

• considering and recommending to the Board of Directors changes to the size of the Board of Directors or any Committee; and

• recommending to the Board of Directors, candidates to vacancies on any committees of the Board of Directors.

The Nominations Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominations Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominations Committee retains the right to modify these qualifications from time to time. The Nominations Committee does not have a set policy or process for considering diversity in identifying nominees, but endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Nominations Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Company and the Board of Directors, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominations Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominations Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominations Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominations Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominations Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominations Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominations Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.therivabio.com. The charter describes in more detail the nature and scope of responsibilities of the Nominations Committee.

The Nominations Committee will consider director candidates recommended by stockholders. The Nominations Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Under our current governing documents, stockholders wishing to directly recommend candidates for election to the Board of Directors at our next annual meeting to be included in our Proxy Statement must do so by giving written notice to: Chairman of the Nominations Committee, Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850. Any such notice must be delivered to the Chairman not less than 120 days prior to the anniversary of the preceding year’s annual meeting. The notice must state: (1) the name and address of the stockholder making the recommendations; (2) the name, age, business address, and residential address of each person recommended; (3) the principal occupation or employment of each person recommended; (4) the class and number of shares of the Company’s stock that are beneficially owned by each person recommended and by the recommending stockholder; (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Exchange Act; and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

Changes to Procedures for Recommending Nominees to the Board of Directors.

None.

DIRECTOR COMPENSATION

The following table sets forth information for the fiscal year ended December 31, 2022 regarding the compensation of our directors who at December 31, 2022 were not also our Named Executive Officers.

	Fees Earned
	or	Option	Other
Name	Paid in Cash	Awards(1)(2)	Compensation	Total
Jeffrey J. Kraws(3)	$176,250	$40,629	$—	$216,879

John Monahan (5)	$66,750	$40,629	$—	$107,379

Jeffrey Wolf	$73,750	$40,629	$—	$114,379

(1)	The amounts in the “Option Awards” column reflect the dollar amounts of the grant date fair value for the financial statement reporting purposes for stock options for the fiscal year ended December 31, 2022 in accordance with ASC 718. The fair value of the options was determined using the Black-Scholes model. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and Note 6 of the Notes to Consolidated Financial Statements in our Annual Report for the fiscal year ended December 31, 2022.

(2)	As of December 31, 2022, the following are the outstanding aggregate number of option awards held by each of our directors who were not also Named Executive Officers:

Option
Awards
Name	(#)
Jeffrey J. Kraws	163,377

John Monahan	137,508

Jeffrey Wolf	169,377

During 2022, our independent, non-executive Chairman of the Board of Directors received an annual cash retainer of $150,000, each other non-employee member of the Board of Directors received an annual cash retainer of $43,000, all non-employee directors receive an annual cash fee of $7,500, $5,000 and $3,750 for service as a member of the Audit, Compensation and Nominations Committees, respectively, or an additional annual cash fee of $15,000, $10,000 and $7,500 for service as Chairman of the Audit, Compensation and Nominations Committees, respectively. In addition, each non-employee member of the Board of Directors was issued an option exercisable for 100,000 shares of our common stock, for a term of seven years, vesting monthly over one year of the date of grant. In setting 2022 and 2021 compensation for directors, the Compensation Committee relied on a report from Meridian Compensation Partners, LLC. Based on an analysis of director compensation set forth in the report, our financial performance, general market conditions and the interests of stockholders, it was determined that the annual cash retainer for serving on the board and the committee retainers would remain for 2023 the same as they were in 2022 and 2021.

(3)	Mr. Kraws was appointed as our independent, non-executive Chairman of the Board of Directors in May 2012. Mr. Kraws receives an annual retainer of $150,000 for serving as our Chairman.

LIMITS ON LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation and Amended and Restated By-Laws provide that we will indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he or she is or was a director or officer of the Company, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We believe that this indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, and controlling persons of the Company under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. We entered into an indemnification agreement with our directors and officers. The agreement confirms our obligation to indemnify the directors and officers to the fullest extent authorized by our Articles of Incorporation and Amended and Restated By-Laws and supplements the indemnification otherwise available to the covered person under our Articles of Incorporation and Amended and Restated By-Laws. The form of indemnification agreement was described and filed as an exhibit to the Form 8-K we filed with the SEC on January 6, 2009.

COMPENSATION COMMITTEE INTERLOCKS

During the last fiscal year ended December 31, 2022, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, P.A., an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2023. Theriva is asking its stockholders to ratify the appointment of BDO USA, P.A. as Theriva’s independent registered public accounting firm for fiscal 2023.

A representative of BDO USA, P.A. is expected to be present either in person or via teleconference at the 2023 Annual Meeting of Stockholders and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2023 Annual Meeting of Stockholders will be required to approve the ratification of the appointment of Theriva’s independent registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of BDO USA, P.A. by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2023 Annual Meeting of Stockholders. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON
DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In January 2007, the Board of Directors adopted a written charter for the Audit Committee, which it re-evaluates annually. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2022 with our management and our independent registered public accounting firm for such year, BDO USA, P.A. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee (1) discussed with BDO USA, P.A. the matters required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; (2) received and reviewed the written disclosures and the letter from BDO USA, P.A. required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and (3) discussed with BDO USA, P.A. its independence. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO USA, P.A.’s independence.

During 2022, management evaluated our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our 2022 Annual Report on Form 10-K, as well as the Report of Independent Registered Public Accounting Firm and the Consolidated Financial Statements (included in the 2022 Annual Report on Form 10-K). These reports related to its audit of the consolidated financial statements. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluations in 2023.

It should be noted that the members of our Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our auditors are in fact independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. In addition, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that BDO USA, P.A. be appointed as our independent registered public accounting firm for the year ended December 31, 2023 and that this appointment be presented to stockholders for ratification.

Members of the Audit Committee:

Jeffrey Wolf (Chairman)
Jeffrey J. Kraws
John Monahan

AUDIT FEES AND ALL OTHER FEES

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2022 and 2021 by BDO USA, P.A.

	December 31,
	2022	2021
Audit Fees	$673,500	$324,500
Audit-Related fees	—	—
Tax Fees	37,500	19,500
All Other Fees	—	—
Total Fees (1)	$711,000	$344,000

(1)	Audit fees and expenses were for professional services rendered for the audit and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

Vote Required

The proposal to ratify the appointment of BDO USA, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires an affirmative vote from the holders of a majority of the votes of shares of Common Stock present in person or represented by proxy and entitled to vote on this matter at the 2023 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2022 executive compensation program for our Named Executive Officer.

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to our Named Executive Officers, Steven A. Shallcross and Frank Tufaro, during the fiscal years presented below.

					All Other
Name and Principal				Options	Compensation
Position	Year	Salary ($)(1)	Bonus ($)(2)	Awards ($)(3)	($)(4)	Total ($)
Steven Shallcross	2022	$585,000	$385,000	$192,989	$27,674	$1,190,663	(5)
Chief Executive Officer	2021	$585,000	$365,625	$144,216	$26,508	$1,121,124
and Chief Financial Officer

Frank Tufaro	2022	$291,667	$85,000	$40,629	$23,963	$441,259
Former Chief Operating Officer(6)

(1)

Mr. Shallcross was appointed as our Chief Executive Officer on December 6, 2018. Mr. Shallcross' annual salary was $585,000 for the years ended December 31, 2021 and 2022. Dr. Tufaro was appointed our Chief Operating Officer on March 22, 2022. Dr. Tufaro annual salary was $375,000 commencing March 22, 2022.

(2)	Amounts represent annual cash bonuses earned for the applicable fiscal year. The annual cash bonuses are paid in the first quarter of the calendar year following the year to which the cash bonus relates.

(3)	Amount reflects the grant date fair value of the Named Executive Officer’s stock options, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 6 to Consolidated Financial Statements in our Annual Report for the fiscal year ended December 31, 2022.

(4)	The all other compensation column is comprised of vacation accrual paid, and the portion of medical, dental and vision premiums paid by us on behalf of our Named Executive Officers. These benefits are offered to all Theriva employees who work at least 17.5 hours per week.

(5)	Amount excludes compensation paid to the wife of Mr. Shallcross disclosed under the heading "Certain Relationships and Related Party Transactions”

(6)	Dr. Tufaro was appointed as our Chief Operating officer on March 22, 2022 and resigned from the Company effective May 10, 2023.

Narrative Disclosure to Summary Compensation Table

Overview of Our Compensation Program

A. Philosophy and Objectives

The Compensation Committee seeks to attract and retain superior executive talent by offering competitive base salaries, bonuses and long-term incentives. The Compensation Committee’s philosophy is to deliver higher rewards for superior performance and consequences for underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that aligns both the short and long-term interests of our executives with that of our stockholders. Our executive compensation program is based on the following philosophies and objectives:

●	Compensation Should Align with Stockholders’ Interests — The Compensation Committee believes that executives’ interests should be aligned with those of the stockholders. Executives are granted stock options so that their total compensation is tied directly to value realized by our stockholders. Executive bonuses are tied directly to the achievement of performance goals that the Compensation Committee believes will ultimately drive stockholder value creation.

●	Compensation is Competitive — The Compensation Committee seeks to provide a total compensation package that attracts, motivates and retains the executive talent that we need in order to maximize our return to stockholders. To accomplish this objective, executive compensation is reviewed annually to ensure that compensation levels are competitive and reasonable relative to our level of performance and to the compensation opportunities provided by comparable companies with which we compete for talent.

●	Compensation Motivates and Rewards the Achievement of Goals — Our executive compensation program is designed to appropriately reward both individual and collective performance that meets and exceeds our annual, long-term and strategic goals. To accomplish this objective, a substantial percentage of total compensation is variable and “at risk”, both through annual incentive compensation in the form of cash bonuses and the granting of long-term incentive awards.

B. Oversight of Executive Compensation

Role of the Compensation Committee

Pursuant to the terms of its charter, the Compensation Committee is responsible for the review of all aspects of our executive compensation program and makes decisions regarding the compensation of the Named Executive Officers. Our Named Executive Officers for the year ended December 31, 2022 were Steven Shallcross, our Chief Executive Officer who also serves as our Chief Financial Officer and Frank Tufaro, who served as our Chief Operating Officer for the year ended December 31, 2022.

The Compensation Committee’s responsibilities include but are not limited to the following:

●	Establishing on an annual basis the performance goals and objectives for purposes of determining the compensation of our Chief Executive Officer and other senior executive officers.

●	Evaluating the Chief Executive Officer’s and other senior executive officers’ performance at least annually in light of those goals and objectives, and based upon these evaluations setting the compensation level for those officers.

●	Reviewing the competitive position of, and making recommendations to, the Board of Directors with respect to the cash-based and equity-based compensation plans and our programs relating to compensation and benefits.

●	Overseeing administration of our stock option plan and incentive compensation plans, making recommendations to the Board of Directors regarding the granting of options and incentives and otherwise assisting the Board of Directors in administering awards under these plans.

●	Reviewing the financial performance and operations of our major benefit plans.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at www.therivabio.com.

Role of the Chief Executive Officer

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our other Named Executive Officers. The Chief Executive Officer does not participate in any discussions or processes concerning his own compensation and participates in a non-voting capacity in discussions or processes concerning the compensation of our other members of management. In addition to our Chief Executive Officer, other members of our management and consultants also attend Compensation Committee meetings from time to time and may take part in discussions of executive compensation.

C. Program Design

The Compensation Committee uses a simple and straightforward approach in compensating our Named Executive Officers in which base salary, annual incentives and stock options are the principal components. In addition, executive officers generally participate in the same benefit programs as other full-time employees.

Our executive compensation program is designed to provide executives with a reasonable level of fixed compensation through base salary and benefits, and an opportunity to earn incentive compensation through the annual and long-term incentive programs based on a mix of individual and corporate performance, individual performance and the value of our stock. We do not currently have formal policies for allocating compensation among base salary, performance-based bonus and equity awards. Instead our Compensation Committee uses its judgment to establish a total direct compensation opportunity for each Named Executive Officer that is a mix of current, short-term and long-term incentive compensation and cash and non-cash compensation that it believes appropriate to achieve the goals of our executive compensation program and corporate objectives. Our target pay mix places a significant emphasis on performance based variable compensation. The incentive plans are designed to pay well when performance meets or exceeds expectations and pay little or no incentive if performance is below expectations.

In designing and implementing our executive compensation program, our Compensation Committee considers our company’s operating and financial objectives, including our risk profile, and the effect that its executive compensation decisions will have on encouraging our executive officers to take an appropriate level of business risk consistent with our overall goal of enhancing long-term stockholder value. In particular, the Compensation Committee considers those business risks identified in our risk factors and the known trends and uncertainties identified in our management discussion and analysis contained in our annual report on Form 10-K and subsequent reports and considers how our executive compensation program serves to achieve our operating and financial objectives while at the same time mitigating any incentives for our executive officers to engage in excessive risk-taking to achieve short-term results that may not be sustainable in the long-term.

Target compensation comprises base salary and performance based variable compensation, including targeted cash bonus amounts and equity-based compensation. As an executive’s level of responsibility increases, the Compensation Committee generally targets a greater portion of the executive’s compensation to be contingent upon performance in the form of variable compensation. For example, historically our Named Executive Officers have a higher percentage of compensation at risk (and thus greater upside and downside potential) relative to our other employees. The Compensation Committee believes this is appropriate because our Named Executive Officers have the greatest influence on our performance.

During 2022, the salary for our Chief Executive Officer who also serves as our Chief Financial Officer was 55% of his target compensation package and performance based variable compensation comprised 45% of his target compensation. Of the performance based variable compensation 60% was equity-based compensation and 40% was his target cash bonus. During 2022, the salary for our Chief Operating Officer was 66% of his annualized target compensation package and performance based variable compensation comprised 34% of his target compensation. Of the performance based variable compensation 21% was equity-based compensation and 79% was his target cash bonus.

D. Compensation Review Process

The Compensation Committee annually reviews compensation for our Named Executive Officers. The Compensation Committee considers the executive’s role and responsibilities, corporate and individual performance, and industry-wide compensation practices and trends for other companies of similar size. This approach is used to set base salaries, bonuses, stock option award levels and the mix of compensation elements.

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Our Compensation Committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent. Consequently, our Compensation Committee reviewed an executive compensation report prepared by Meridian Compensation Partners, LLC (“Meridian”) at the Compensation Committee’s request. With respect to its analysis of the compensation of the Chief Executive Officer, the Compensation Committee took into account that our Chief Executive Officer also serves as our Chief Financial Officer, which is not typical for most companies.

While the Compensation Committee does take into consideration the data it reviewed, the Committee does not attempt to benchmark our executive compensation against any specific level, range, or percentile of compensation paid at any other companies, does not apply any specific measures of internal or external pay equity in reaching its conclusions, and does not employ tally sheets, wealth accumulation, or similar tools in its analysis. Rather, the Compensation Committee reviews compensation data from the survey and report mentioned above, as reference points in making executive compensation decisions especially in light of the fact that our Chief Executive Officer is also performing the role of Chief Financial Officer. The Compensation Committee’s general aim is for our compensation to remain competitive with the market, falling above or below the median of the market data as appropriate based on corporate and individual executive performance, and other factors deemed to be appropriate. Competitive market positioning is only one of several factors, as described below, that the Compensation Committee considers in making compensation decisions, and therefore individual Named Executive Officer compensation may fall at varying levels as compared to the market data.

Our Compensation Committee values the opinion of our stockholders. At our 2022 Annual Meeting of Stockholders approximately 71% of the shares voted (excluding broker non-votes) were cast in support of our fiscal 2021 executive compensation and related disclosures. At that time, our Compensation Committee viewed those voting results as broad stockholder support for our executive compensation program and consequently made no material changes to the program or to our compensation policies. Our Compensation Committee will continue to consider input from stockholders, including through advisory votes on executive compensation, in making compensation decisions and reviewing executive compensation programs and policies.

We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) every three years. Stockholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six years, and the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2025 Annual Meeting of Stockholders.

E. Components of Compensation

We provide four compensation components to Named Executive Officers:

●	base salary;

●	bonuses based on the achievement of specified goals and objectives;

●	long-term incentives; and

●	Benefits

1. Base Salaries

We provide our Named Executive Officers a base salary commensurate with their position, responsibilities and experience. In setting the base salary, the Compensation Committee considers the scope and accountability associated with each Named Executive Officer’s position and such factors as performance and experience of each Named Executive Officer. We design base pay to provide the essential reward for an employee’s work that is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay may be provided to recognize an employee’s specific performance achievements or expansion of responsibilities. The base salaries are targeted to be competitive with other similar biotechnology companies. Base salaries for the Named Executive Officers are set by their respective employment contracts and are reviewed annually by the Compensation Committee. Based on the analysis of the executive compensation report provided by Meridian peer group and other comparative research performed by the Committee, the Committee was able to compare the base salary for the Chief Executive Officer who also serves as our Chief Financial Officer, including base salary, long-term incentives and bonuses. Upon the appointment of Mr. Shallcross to serve as our Chief Executive Officer in December 2018 and in light of the fact that he also serves as our Chief Financial Officer, it was determined that his overall compensation levels were not competitive with the peer group and therefore his annual base salary was increased to $550,000, which was the same annual base salary as that of our prior Chief Executive Officer. Mr. Shallcross’ employment agreement, dated December 6, 2018, was amended on December 5, 2019 to reflect a 3% merit adjustment to Mr. Shallcross’ base salary, increasing his annual base salary to $565,000 and further amended on December 31, 2020 to reflect a 3.5% merit adjustment to Mr. Shallcross’ base salary, increasing his annual base salary to $585,000 and further amended on December 15, 2022 to increase his base salary to $614,250. On December 15, 2022, the Company entered into an Amendment to Dr. Tufaro’s Employment Agreement to increase his base salary to $393,750.

The table below shows the 2022 base salary level for each of our Named Executive Officers, including a comparison with our 2021 for our Chief Executive Officer who also serves as our Chief Financial Officer. Our Chief Operating Officer was hired in 2022.

	2021	2022
Named Executive Officer	Base Salary	Base Salary
Steven A. Shallcross, Chief Executive Officer and Chief Financial Officer	$585,000	$585,000
Frank Tufaro, Chief Operating Officer	—	375,000

2. Bonuses

The Compensation Committee believes that the granting of a bonus is appropriate to motivate the Named Executive Officers. The bonuses are to be rewarded in the discretion of the Compensation Committee and the Board of Directors, based on a review of achievements for the year. The Compensation Committee focuses on individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation. The Compensation Committee also used information from the Meridian executive compensation report in determining bonus amounts. Although the Compensation Committee does not use any fixed formula in determining bonuses, it does link bonuses to objectives the Compensation Committee deems important such as for 2022, effective M&A strategy and implementation, financings, and achievement of clinical milestones.

●	Mr. Shallcross’ employment agreement provided that he was eligible for a target bonus of up to fifty percent (50%) of his base salary in cash. After considering Mr. Shallcross’ achievement relative to performance goals in 2022, the Compensation Committee approved a $385,000 cash bonus, or 132% of target.

●	Dr. Tufaro’s employment agreement provided that he was eligible for a target bonus of up to forty percent (40%) of his base salary in cash. After considering Dr. Tufaro’s achievement relative to performance goals in 2022, the Compensation Committee approved a $85,000 cash bonus, or 72% of his target, pro-rated for the number of days he provided service to us in 2022.

●	The Compensation Committee also approved an option grant to purchase 475,000 shares of our common stock for Mr. Shallcross and an option grant to purchase 100,000 shares of our common stock for Dr. Tufaro.

3. Long-Term Incentives

The Compensation Committee believes that a substantial portion of the Named Executive Officer’s compensation should be awarded in equity-based compensation since equity-based compensation is directly linked to the interests of stockholders. The Compensation Committee has elected to grant stock options to the Named Executive Officers and other key employees as the primary long-term incentive vehicle. In making this determination, the Compensation Committee considered a number of factors including: the accounting impact, potential value of stock option grants versus other equity instruments and cash incentives, and the alignment of equity participants with stockholders. The Compensation Committee determined to grant stock options to:

●	enhance the link between the creation of stockholder value and executive compensation;

●	provide an opportunity for equity ownership;

●	act as a retention tool; and

●	provide competitive levels of total compensation.

In 2022, the Compensation Committee approved grants of options exercisable for 475,000 and 100,000 shares to Mr. Shallcross and Dr. Tufaro, respectively.

The Compensation Committee reviews the performance, potential burn rates and dilution levels to create an option pool that may be awarded to employee participants. Grants to the Named Executive Officers are determined by the Compensation Committee after reviewing market data, including the reports and analysis discussed above and after considering each executive’s performance, role and responsibilities.

The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed and typically makes awards at the same time each year, at the end of the year when performance for the year is reviewed. Option grants are effective on the date the award determination is made by the Compensation Committee and the exercise price of options is the closing market price of our common stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

4. Benefits

Named Executive Officers are eligible to participate in our standard medical, dental, vision, disability insurance, life insurance plans and other health and welfare plans provided to other full-time employees.

Each of our Named Executive Officers are entitled to participate in our 401(k) contributory defined contribution plan.

Pension Benefits

We do not currently provide pension arrangements or post-retirement health coverage for our employees, although we may consider such benefits in the future.

Retirement Benefits

Each of our Named Executive Officers are eligible to participate in our 401(k) contributory defined contribution plan. Pursuant to our 401(k) plan, all eligible employees, including our Named Executive Officers, are provided with a means of saving for their retirement. We currently match all participating employee contributions up to maximum of 4 percent of compensation which vest immediately.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation plans to our employees, although we may consider such benefits in the future.

Conclusion

Attracting and retaining talented and motivated management and key employees is essential to creating long-term stockholder value. Offering a competitive, performance-based compensation program with a substantial equity component helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of stockholders. We believe that our compensation program met these objectives and that our 2022 compensation program was appropriate in light of the challenges we and our employees face.

Risk Analysis of Our Compensation Program

Our Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. As part of its assessment, the Compensation Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, and our approach to establishing company-wide and individual financial, operational and other performance goals.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below reflects all outstanding equity awards made to each of the Named Executive Officers that are outstanding at December 31, 2022. We currently grant stock-based awards pursuant to our 2020 Stock Incentive Plan (the “2020 Stock Plan”) and have outstanding awards under our 2001 Stock Incentive Plan (the “2001 Stock Plan”), 2007 Stock Incentive Plan (the “2007 Stock Plan”) and 2010 Stock Incentive Plan (the “2010 Stock Plan”).

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option
		Options	Options	Exercise	Option
Name	Grant Date(1)	Exercisable	Unexercisable	Price ($)	Expiration Date
Steven Shallcross	12/15/22	—	475,000	$0.58	12/15/29
	12/23/21	21,667	43,334	$3.31	12/23/28
	12/30/20	30,000	15,000	$4.17	12/30/27
	12/06/19	45,000	—	$4.18	12/04/26
	12/20/18	20,000	—	$6.89	12/06/25
	12/20/17	1,572	—	$182.00	12/20/24
	11/30/16	1429	—	$280.00	11/30/23
	06/01/15	2,573	—	756.00	06/01/25
Frank Tufaro	12/15/22	—	100,000	0.58	12/15/29

(1)	Options will vest pro rata, on a monthly basis, over 36 months.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to our Named Executive Officers, or NEOs, to the Company’s performance. We are also permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation”.

Year	SCT Total Compensation For PEO(1)	Compensation Actually Paid to PEO(2)	Average SCT Total Compensation for Other Non-PEOs(3)	Average Compensation Actually Paid to Other Non-PEOs(4)	Value of Initial Fixed $100 Investment Based on Cumulative TSR(5)	Net Loss
2022	$1,190,663	$(904,217)	$441,259	$430,432	$8.97	$(20,025,000)
2021	$1,121,124	$349,848	N/A	N/A	$53.70	$(23,189,000)
2020	$1,062,519	$7,432	N/A	N/A	$75.56	$(12,557,000)

(1)	The dollar amounts reported are the amounts of total compensation reported for Steven A. Shallcross (our Chief Exeutive Officer and principal executive officer, or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Shallcross, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shallcross during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to Mr. Shallcross' total compensation for each year to determine the compensation actually paid.

(3)	The dollar amounts reported represent the average of the amounts reported for the non-PEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. Frank Tufaro was our only non-PEO (excluding our PEO) included for purposes of calculating the average amounts in 2022. For the years 2021 and 2020, we did not have any named executive officers other than our PEO.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2).

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

The amounts deducted or added in calculating the equity award adjustments with regard to our PEO are as follows:

		2022	2021	2020
	Total Compensation as reported SCT	$1,190,663	$1,121,124	$1,062,519
Subtract	Pension values reported in SCT for covered fiscal year	$-	$-	$-
Subtract	Fair value of equity awards granted during covered fiscal year	$(192,989)	$(144,216)	$(120,257)
Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	$-	$-	$-
Add	Fair value of equity awards granted in covered fiscal year and that are unvested at end of such covered fiscal year – valued at year-end	$141,562	$114,916	$104,850
Add	Fair value of equity awards granted in covered fiscal year that vested during such covered fiscal year - valued on date of vesting	$-	$-	$-
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$-	$-	$-
Add/(Subtract)	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(2,009,600)	$(791,158)	$(1,022,839)
Add/Subtract	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	$(33,852)	$49,182	$(16,841)
Subtract	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$-	$-	$-
Equals	Compensation Actually Paid to CEO	$(904,217)	$349,848	$7,432

The amounts deducted or added in calculating the equity award adjustments with regard to our non-PEO are as follows:

		2022
	Total Compensation as reported SCT	$441,259
Subtract	Pension values reported in SCT for covered fiscal year	$-
Subtract	Fair value of equity awards granted during covered fiscal year	$(40,629)
Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	$-
Add	Fair value of equity awards granted in covered fiscal year and that are unvested at end of such covered fiscal year – valued at year-end	$29,802
Add	Fair value of equity awards granted in covered fiscal year that vested during such covered fiscal year - valued on date of vesting	$-
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$-
Add/(Subtract)	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$-
Add/Subtract	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	$-
Subtract	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$-
Equals	Compensation Actually Paid to CEO	$430,432

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above in “Executive Compensation–Narrative Disclosure to Summary Compensation Table,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the three years presented in the table, on the other.

Compensation Actually Paid vs. TSR

$400,000
$200,000
$0
-$200,000
-$400,000
-$600,000
-$800,000
-$1,000,000
Compensation Actually Paid
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
TSR Return on Investment of $100

	2020	2021	2022
Compensation Actually Paid to CEO	$7,432	$349,848	-$904,217
Average Compensation Actually Paid to non-CEO NEOs			$430,432
Value of $100 Investment Based on Theriva TSR	$75.56	$53.70	$8.97

Compensation Actually Paid and Net Income

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s net income, on the other hand.

All information provided above under the heading “Pay Versus Performance” will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Employment Agreements

Steven A. Shallcross, Chief Executive Officer, Chief Financial Officer

On January 3, 2022, we entered into a three-year employment agreement with Mr. Shallcross (the “2022 Shallcross Employment Agreement”), to serve as the Chief Executive Officer and to continue to serve as our Chief Financial Officer. Mr. Shallcross has served as our Chief Financial Officer since June 1, 2015, initially pursuant to the terms of a two year employment agreement that we entered with him on April 28, 2015 (the “Initial Shallcross Employment Agreement”) and then pursuant an employment agreement we entered into with him on December 6, 2018, which replaced the Initial Shallcross Agreement (the “Amended Shallcross Employment Agreement”) Mr. Shallcross was appointed as a director of the Company. Mr. Shallcross does not receive additional compensation for service as our director. The material terms of the 2022 Shallcross Employment Agreement and Amended Shallcross Agreement are set forth below.

Pursuant to the Amended Shallcross Employment Agreement, as amended, Mr. Shallcross is entitled to an annual base salary of $614,250 and an annual performance bonus targeted at fifty percent (50%) of his annual base salary. The annual bonus will be based upon the assessment of the Board of Mr. Shallcross’s performance. The Amended Shallcross Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Shallcross and non-solicitation and non-competition provisions.

The Amended Shallcross Employment Agreement has a stated term of three years but may be terminated earlier pursuant to its terms. If Mr. Shallcross’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by us without Cause or by Mr. Shallcross for Good Reason (as each is defined in the Shallcross Employment Agreement) then in addition to paying the Accrued Obligations, (a) we will continue to pay his then current base salary and continue to provide benefits at least equal to those that were provided at the time of termination for a period of twelve (12) months and (b) he shall have the right to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards; or (ii) by reason of his death or Disability (as defined in the Shallcross Employment Agreement), then in addition to paying the Accrued Obligations, Mr. Shallcross would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. In such event, if Mr. Shallcross commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein would terminate.

The Amended Shallcross Employment Agreement provides that upon the closing of a “Change in Control” (as defined in the Shallcross Employment Agreement), all unvested options shall immediately vest and the time period that Mr. Shallcross will have to exercise all vested stock options and other awards that Mr. Shallcross may have will be equal to the shorter of: (i) six (6) months after termination, or (ii) the remaining term of the award(s). If within one (1) year after the occurrence of a Change in Control, Mr. Shallcross terminates his employment for “Good Reason” or we terminate Mr. Shallcross’s employment for any reason other than death, disability or Cause, Mr. Shallcross will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two (2) times the sum of his base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits. If within two (2) years after the occurrence of a Change in Control, Mr. Shallcross terminates his employment for “Good Reason” or we terminate Mr. Shallcross’s employment for any reason other than death, disability or Cause, Mr. Shallcross will be entitled to also receive for the period of two (2) consecutive years commencing on the date of such termination of his employment, medical, dental, life and disability insurance coverage for him and the members of his family that are not less favorable to him than the group medical, dental, life and disability insurance coverage carried by us for him.

The Change in Control Severance Amount is to be paid in a lump sum if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code (“Rule 409A”)), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A.

On January 3, 2022, we entered into a three-year employment agreement with Steven A. Shallcross (the “2022 Employment Agreement”), The 2022 Employment Agreement replaced the prior employment agreement with the us that Mr. Shallcross entered into on December 6, 2018, as amended December 5, 2019 (the “Amended Employment Agreement’). The material terms of the Employment Agreement are set forth below.

Pursuant to the 2022 Employment Agreement, Mr. Shallcross is entitled to an annual base salary of $585,000 and an annual cash performance bonus targeted at fifty percent (50%) of his annual base salary as well as discretionary annual equity awards pursuant to the Company’s incentive plans. The annual bonus will be based upon the assessment of the Board of Mr. Shallcross’s performance. The 2022 Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Shallcross and non-solicitation and non-competition provisions.

The 2022 Shallcross Employment Agreement has a stated term of three years but may be terminated earlier pursuant to its terms. If Mr. Shallcross’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the unpaid base salary through the date of termination and accrued vacation, any unpaid annual bonus earned with respect to any calendar year ending on or preceding the date of termination, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by the us without Cause or by Mr. Shallcross for Good Reason (as each is defined in the Employment Agreement) then, subject to him executing a general release in form acceptable to the us that becomes effective, in addition to paying the Accrued Obligations, (a) we will continue to pay his then current base salary and if he timely elects continued coverage under COBRA, we will continue to provide benefits at least equal to those that were provided at the time of termination for a period of twelve (12) months and (b) all unvested equity awards will vest and he shall have the right to exercise any such vested equity awards until the earlier of eighteen (18) months after termination or the remaining term of the awards; or (ii) by reason of his death or Disability (as defined in the 2022 Employment Agreement), then in addition to paying the Accrued Obligations, Mr. Shallcross or his estate would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. In such event, if Mr. Shallcross commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by the Company as described herein would terminate.

The 2022 Shallcross Employment Agreement provides that upon the closing of a “Change in Control” (as defined in the 2022 Employment Agreement), all unvested options shall immediately vest and the time period that Mr. Shallcross will have to exercise all vested stock options and other awards that Mr. Shallcross may have will be equal to the shorter of: (i) eighteen (18) months after termination, or (ii) the remaining term of the award(s). If within one (1) year after the occurrence of a Change in Control, Mr. Shallcross terminates his employment for “Good Reason” or we terminate Mr. Shallcross’s employment for any reason other than death, disability or Cause, Mr. Shallcross will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two (2) times the sum of his base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under our annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination) subject to him executing a general release in form acceptable to us that becomes effective. If within two (2) years after the occurrence of a Change in Control, Mr. Shallcross terminates his employment for “Good Reason” or we terminate Mr. Shallcross’s employment for any reason other than death, disability or Cause, Mr. Shallcross will be entitled to also receive for the period of two (2) consecutive years commencing on the date of such termination of his employment, medical, dental, life and disability insurance coverage for him and the members of his family that are not less favorable to him than the group medical, dental, life and disability insurance coverage carried by us for him subject to him executing a general release in form acceptable to us that becomes effective. The Change in Control Severance Amount is to be paid in a lump sum if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code (“Rule 409A”)), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A.

Frank Tufaro, Chief Operating Officer

On March 22, 2022, we entered into an employment agreement with Frank Tufaro, as amended on December 15, 2022 (the “Tufaro Employment Agreement”) to serve as the Chief Operating Officer of the Company. Effective May 10, 2023, The Company entered into a Separation Agreement and Release with Frank Tufaro (the “Separation Agreement”) and a consulting agreement with Dr. Tufaro. The material terms of the Employment Agreement and Separation Agreement and Release are set forth below.

Pursuant to the Tufaro Employment Agreement, as amended Dr. Tufaro received an annual base salary of $393,750 and was eligible to earn an annual performance bonus targeted at forty percent (40%) of his annual base salary. The annual bonus was based upon the assessment of the Company’s Board of Dr. Tufaro’s performance and our attainment of targeted goals set by the Board of Directors. In addition, Dr. Tufaro was also eligible to receive annual equity awards pursuant to our incentive equity plans, such awards (including the number and type of awards), if any, to be in the sole discretion of the Board of Directors. The Tufaro Employment Agreement also included confidentiality obligations and inventions assignments by Dr. Tufaro and non-solicitation and non-competition provisions.

The Tufaro Employment Agreement had a stated term of three (3) years but could be terminated earlier pursuant to its terms. If Dr. Tufaro’s employment was terminated for any reason, he or his estate as the case may be, would be entitled to receive the accrued base salary, any unpaid annual bonus earned with respect to any calendar year ending on or preceding the date of termination, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by us without Cause or by Dr. Tufaro for Good Reason (as each is defined in the Tufaro Employment Agreement) then in addition to paying the Accrued Obligations, (a) we would continue to pay his then current base salary and continue to provide benefits at least equal to those that were provided at the time of termination for a period of six (6) months and (b) all unvested stock options and other equity awards would immediately vest and he would be entitled to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards; or (ii) by reason of his death or Disability (as defined in the Tufaro Employment Agreement), then in addition to paying the Accrued Obligations, Dr. Tufaro, or his estate as the case may be, would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. If Dr. Tufaro commenced employment with another employer and became eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein would terminate.

The Tufaro Employment Agreement also had terms similar to those contained in the 2022 Shallcross Employment Agreement with respect to a “Change in Control” (as defined in the Employment Agreement)

Separation Agreement and Consulting Agreement

Effective May 10, 2023, we entered into a Separation Agreement and Release with Frank Tufaro (the “Separation Agreement”) and a consulting agreement with Dr. Tufaro.

In accordance with the terms of the Tufaro Employment Agreement, the Separation Agreement provides for (i) the payment to Dr. Tufaro of a total of $196,875, paid in bi-monthly installments, less applicable withholding, for a period of six months, (ii) reimbursement of COBRA coverage for himself, his spouse and other eligible dependents for the lesser of: six months or until he commences new employment or substantial self-employment, and (iii) acceleration of the vesting of his outstanding stock options (the “Option Awards”), and (iv) the extension of the period of time for which Dr. Tufaro has the right to exercise any vested shares subject to options until the earlier of (i) the expiration date of the Option Awards, or (ii) six (6) months from the separation date. The Separation Agreement contains mutual general releases of claims and non-disparagement provisions.

The Consulting Agreement has a term of six months unless sooner terminated. Either party may terminate the Consulting Agreement without cause at any time upon thirty (days’ prior written notice or with cause immediately. Dr. Tufaro is compensated a set daily rate for each full day that he provides consulting services, pro-rated for any days services are provided less than eight hours.

Compensation of Directors

The following table sets forth information for the fiscal year ended December 31, 2022 regarding the compensation of our directors who at December 31, 2022 were not also our Named Executive Officers.

	Fees Earned
	or	Option	Other
Name	Paid in Cash	Awards(1)(2)	Compensation	Total
Jeffrey J. Kraws(3)	$176,250	$40,629	$—	$216,879

John Monahan	$66,750	$40,629	$—	$107,379

Jeffrey Wolf	$73,750	$40,629	$—	$114,379

(1)	The amounts in the “Option Awards” column reflect the dollar amounts of the grant date fair value for the financial statement reporting purposes for stock options for the fiscal year ended December 31, 2022 in accordance with ASC 718. The fair value of the options was determined using the Black-Scholes model. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and Note 6 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)	As of December 31, 2022, the following are the outstanding aggregate number of option awards held by each of our directors who were not also Named Executive Officers:

Option
Awards
Name	(#)
Jeffrey J. Kraws	163,377

John Monahan	137,508

Jeffrey Wolf	169,377

During 2022, our independent, non-executive Chairman of the Board of Directors received an annual cash retainer of $150,000, each other non-employee member of the Board of Directors received an annual cash retainer of $43,000, all non-employee directors receive an annual cash fee of $7,500, $5,000 and $3,750 for service as a member of the Audit, Compensation and Nominations Committees, respectively, or an additional annual cash fee of $15,000, $10,000 and $7,500 for service as Chairman of the Audit, Compensation and Nominations Committees, respectively. In addition, each non-employee member of the Board of Directors was issued an option exercisable for 100,000 shares of our common stock, for a term of seven years, vesting monthly over one year of the date of grant. In setting 2022 and 2021 compensation for directors, the Compensation Committee relied on an executive compensation report from Meridian Compensation Partners, LLC. Based on an analysis of director compensation set forth in the executive compensation report, our financial performance, general market conditions and the interests of stockholders, it was determined that the annual cash retainer for serving on the board of directors and the committee retainers would remain for 2023 the same as they were in 2022 and 2021.

(3)	Mr. Kraws was appointed as our independent, non-executive Chairman of the Board of Directors in May 2012. Pursuant to his agreement Mr. Kraws receives an annual retainer of $150,000 for serving as our Chairman.

Compensation Committee Interlocks

During the last fiscal year ended December 31, 2022, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 11, 2023, or as otherwise set forth below, with respect to the beneficial ownership of our common stock (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock; (ii) each of our directors and our named executive officers named in the Summary Compensation Table; and (iii) all of our directors and our current executive officer as a group.

	Shares Owned (1)
	Number of
	Shares	Percentages
Name and Address of Beneficial Ownership (2)	Owned	of Shares (3)
Jeffrey J. Kraws (4)	145,031	*
Steven Shallcross (5)	532,495	3.07%
Jeffrey Wolf (6)	144,377	*
John Monahan (7)	112,508	*
Frank Tufaro (8)	180,645	1.05%
All current officers and directors as a group (4 persons)	934,411	5.27%

*	represents less than 1% of our common stock

(1)	The address for each officer and directors is 9605 Medical Center, Suite 270, Rockville, Maryland 20850.

(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, to the knowledge of the Company, the persons named in the table have sole voting and investment power with respect to all shares of common stock, preferred stock, options and/or warrants shown as beneficially owned by them, subject to community property laws, where applicable. Pursuant to the rules of the SEC, the number of shares of our common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of August 11 2023. Does not include any shares of Series C Convertible Preferred Stock or Series D Convertible Preferred Stock. We currently have outstanding 275,000 shares of Series C Preferred Stock and 100,000 shares of Series D Preferred Stock convertible, at a conversion price (the “Conversion Price”) of $1.22 per share (subject in certain circumstances to adjustments and to a 4.99% limit on beneficial ownership), into an aggregate of 2,459,016 shares of the common stock. The shares of Series C Preferred Stock and Series D Preferred Stock had voting rights exclusively with respect to certain corporate actions (name change, increase in authorized shares and adjournment with respect to such proposals), which corporate actions were approved by our stockholders and therefore the Series C Preferred Stock and Series D Preferred Stock no longer have voting rights with respect to such corporate matters and only have voting rights with certain limited actions directly impacting the Series C Preferred Stock and Series D Preferred Stock. All of the shares of Series C Preferred Stock and Series D Preferred Stock are owned by MSD Credit Opportunity Master Fund, L.P. MSD Partners, L.P. (“MSD Partners”) is the investment manager of MSD Credit Opportunity Master Fund, L.P. MSD Partners (GP), LLC (“MSD GP”), a Delaware limited liability company, is the general partner of MSD Partners. Each of Gregg R. Lemkau, Marc R. Lisker and Brendan Rogers is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD GP. The business address of MSD Credit Opportunity Master Fund, L.P. is One Vanderbilt Avenue, 26th Floor, New York, New York 10017.

(3)	As of August 11, 2023, the Company had 17,042,765 shares of common stock outstanding.

(4)	Includes: (i) 654 shares of Common Stock owned by Mr. Kraws; and (ii) 144,377 shares issuable upon exercise of options held by Mr. Kraws that are exercisable within the 60-day period following August 11, 2023. Does not include an additional 25,000 shares issuable upon exercise of options held by Mr. Kraws that are not exercisable within the 60-day period following August 11, 2023, 2023.

(5)

Includes: (i) 250,000 shares of Common Stock owned by Mr. Shallcross; (ii) 268,495 shares issuable upon exercise of options held by Mr. Shallcross; and (iii) 14,000 shares of Common Stock issuable upon exercise of options held by Mrs. Shallcross (Mr. Shallcross’s wife) that are exercisable within the 60-day period following August 11, 2023. Does not include an additional 387,083 shares issuable upon exercise of options held by Mr. Shallcross and 39,000 issuable upon exercise of options held by Mrs. Shallcross that are not exercisable within the 60-day period following August 11, 2023.

(6)	Includes 144,377 shares issuable upon exercise of options held by Mr. Wolf that are exercisable within the 60-day period following August 11, 2023. Does not include an additional 25,000 shares issuable upon exercise of options held by Mr. Wolf that are not exercisable within the 60-day period following August 11, 2023.

(7)	Includes 112,508 shares issuable upon exercise of options held by Dr. Monahan that are exercisable within the 60-day period following August 11, 2023. Does not include an additional 25,000 shares issuable upon exercise of options held by Dr. Monahan that are not exercisable within the 60-day period following August 11, 2023.

(8)	Includes: (i) 80,645 shares of Common Stock owned by Dr. Tufaro; and (ii) 100,000 shares issuable upon exercise of options held by Dr. Tufaro that are exercisable within the 60-day period following August 11, 2023.

Equity Compensation Plan Information

The following table sets forth information about the securities authorized for issuance under our equity compensation plans for the fiscal year ended December 31, 2022.

			Number of
			Securities
	Number of		Remaining
	Securities		Available for
	to be Issued Upon	Weighted-Average	Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation
Plan Category	Options	Options	Plans
Equity compensation plans approved by stockholders:
2001 Stock Incentive Plan	—	$—	—
2007 Stock Incentive Plan	515	$695.10	—
2010 Stock Incentive Plan	202,381	$26.74	—
2020 Stock Incentive Plan	2,093,002	1.12	4,906,998
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	2,295,898	$3.53	4,906,998

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to our charter, our Audit Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions” as required by Section 120 of the NYSE American Company Guide. For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that Mr. Kraws, Dr. Monahan and Mr. Wolf are independent directors.

Except as disclosed under “Executive Compensation,” and below there were no related party transactions during the two years ended December 31, 2022 or the current year.

On December 15, 2022, we approved the retention of MaryAnn Shallcross, the wife of Steven Shallcross, as director of Clinical Operations, for compensation of $145,000 and the grant of an option to purchase 50,000 shares of common stock having a value of $20,000. Ms. Shallcross had been performing services for us during 2022 for total compensation of less than $120,000.

Review, Approval and Ratification of Transactions with Related Persons

The general policy of Theriva and our Audit Committee is that all material transactions with a related-party and agreements with related parties, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, which will determine whether such transactions or proposals are fair and reasonable to our company and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at our Audit Committee’s meetings. When reviewing a related party transaction, the Audit Committee shall take into account all of the relevant facts and circumstances available to it, including (if applicable), but not limited to (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Corporation; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction; (e) the availability from other sources of comparable products and services; and (f) an assessment of whether the transaction is on terms that are comparable to the terms available to the Corporation from an unrelated third party. Our policies and procedures regarding related-party transactions are set forth in our Audit Committee Charter and Code of Business Conduct and Ethics, both of which are publicly available on our website at www.therivabio.com.

ANNUAL REPORT/FORM 10-K

Theriva’s 2022 Annual Report is being mailed to certain stockholders concurrently with this Proxy Statement. Copies of the 2022 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.therivabio.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Theriva stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our proxy materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement and other annual meeting materials to us at: Theriva Biologics, Inc., Attention: Corporate Secretary, 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850 or by calling us at (301) 417-4364. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

APPRAISAL RIGHTS

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal or dissenter’s rights with respect to any of the proposals, and we will not independently provide our stockholders with any such rights.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2024 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than April 16, 2024. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2024 proxy materials.

If you wish to nominate a director at the 2024 Annual Meeting of Stockholders, or to bring any other proposal before the 2024 Annual Meeting of Stockholders, that is not to be included in next year’s proxy materials pursuant to Rule 14a-8, you must currently do so in accordance with our Second A&R Bylaws, which has been approved by the Board of Directors and will become effective on October 3, 2023. A copy of the Second A&R Bylaws is attached as an exhibit to our Current Report on Form 8-K that was filed with the SEC on August 11, 2023, which filing can be accessed on our website at www.therivabio.com in the Investors section. Our Second A&R Bylaws requires notice of not less than 120 days prior to the anniversary of the preceding year’s annual meeting to be timely, which in this case means June 4, 2024, and contains additional requirements about advance notice required of stockholder proposals and director nominations. The stockholder’s notice must set forth the information required by our Second A&R Bylaws with respect to each stockholder making the proposal and each proposal and director nomination that such stockholder intends to present at the 2024 Annual Meeting of Stockholders. All stockholder director nominations must be given in writing to the Chairman of the Nominations Committee, Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, All other stockholder proposals must be given in writing to the Corporate Secretary, Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 3, 2024. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made

AVAILABLE INFORMATION ON CORPORATE GOVERNANCE AND SEC FILINGS

Through our website (www.therivabio.com), we make available, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We also make the following documents available on our website: the Audit Committee Charter; the Compensation Committee Charter; the Nominations Committee Charter; our Code of Conduct; and our Code of Ethics for Financial Management. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to the Corporate Secretary, Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

No person is authorized to give any information or make any representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

MISCELLANEOUS

The Board of Directors knows of no other business to be presented at the 2023 Annual Meeting of Stockholders. If, however, other matters properly do come before the 2023 Annual Meeting of Stockholders, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

YOU ARE URGED TO CAST YOUR VOTE AS INDICATED IN THE PROXY MATERIALS.
PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE 2023 ANNUAL
MEETING OF STOCKHOLDERS, AND YOUR COOPERATION WILL BE APPRECIATED.

By order of the Board of Directors,

/s/ Steven A. Shallcross

Steven A. Shallcross Chief Executive Officer, Chief Financial Officer and Director

Rockville, Maryland

August 14, 2023

Theriva Biologics, Inc.
9605 Medical Center, Suite 270
Rockville, Maryland 20850

SUBMIT A PROXY TO VOTE BY INTERNET — www.proxypush.com/tovx

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS —

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL —

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

The Board of Directors recommends you vote FOR the election of each of the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors			☐	☐	☐
Nominees:
	01 Jeffrey Kraws	02 John Monahan
	03 Steven Shallcross	04 Jeffrey Wolf
The Board of Directors recommends you vote FOR the proposal 2							For	Against	Abstain
2.	To ratify the appointment of BDO USA, P.A. as our independent registered public accounting firm for our fiscal year ending on December 31, 2023;						☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date

THERIVA BIOLOGICS, INC.

2023 Annual Meeting of Stockholders

October 2, 2023 9:30 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Steven A. Shallcross, , as proxy, each with the power to appoint his or her substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THERIVA BIOLOGICS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Eastern Time, on October 2, 2023 at the offices of the Company located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, or any adjournment or postponement thereof. The purpose of the 2023 Annual Meeting of Stockholders and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side